UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
__________________

Date of Report (Date of earliest event reported):  July 14, 2014
___________________

NORTHERN TECHNOLOGIES INTERNATIONAL
 CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-11038	41-0857886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4201 Woodland Road P.O. Box 69 Circle Pines, Minnesota	55014
(Address of Principal Executive Offices)	(Zip Code)

(763) 225-6600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 14, 2014, Northern Technologies International Corporation (“NTIC”) entered into a purchase and sale agreement (“Purchase Agreement”) with Glenwillow Holdings, LLC (“Seller”) pursuant to which NTIC agreed to purchase from Seller, upon the terms and subject to the conditions therein, certain real property and a building located on such real property located in Beachwood, Ohio, for the purchase price of $1.1 million in cash.  NTIC intends to use the facility as office and warehouse space.

Each of NTIC and Seller has made customary representations, warranties and covenants in the Purchase Agreement. The completion of NTIC’s purchase is subject to customary closing conditions, including, among others, the accuracy of the parties’ representations and warranties, no material new title exceptions and no material and adverse change to the physical condition of the property. Subject to the closing conditions, NTIC expects that the purchase will be completed within approximately 60 days.

The foregoing description of the Purchase Agreement is a summary of the material terms of such agreement, does not purport to be complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by this reference.

Item 9.01                      Financial Statements and Exhibits.

(d)      Exhibits.

Exhibit No.	Description
10.1	Purchase and Sale Agreement dated as of July 14, 2014 between Northern Technologies International Corporation and Glenwillow Holdings, LLC (filed herewith)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION
	By:	________________________
Matthew C. Wolsfeld Chief Financial Officer and Corporate Secretary
Dated: July 15, 2014

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing
10.1	Purchase and Sale Agreement dated as of July 14, 2014 between Northern Technologies International Corporation and Glenwillow Holdings, LLC (filed herewith)	Filed herewith